EXHIBIT 10.22
_______________________________

LETTER OF UNDERSTANDING BETWEEN MEDIA
ENTERTAINMENT, INC. AND OPEN NET, INC.

This "Letter of Understanding" is entered into on January 6, 1997, by and between Media Entertainment, Inc. and Open Net, Inc. (Collectively referred to as "Parties").

WHEREAS, Open Net, Inc., located at: 2618 J Street, Suite 3, Sacramento, California 95816, has developed a Wireless Internet Access System to proved a customer base in any city where Open Net, Inc. has an operating system. The Open Net system utilizes Radio Modems manufactured by GRE America, Inc.; 2.4 Ghz Ethernet radios manufactured by Wavepoint, and a configuration developed by Open Net, Inc.

WHEREAS, Open Net, Inc. desires to license Media Entertainment, Inc., the BTA rights to Open Net's systems including: Radio and Configuration.

WHEREAS, Media Entertainment, Inc. desires to license Open Net's system in multiple markets.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration as hereinafter set forth, the Parties agree as follows:

1) Open Net, Inc. hereby agrees to license to Media Entertainment, Inc. the BTA rights to Wireless Internet Access Systems.

2) Open Net, Inc. hereby grants Media Entertainment, Inc. the "Option" by way of the right of "First Refusal" to license Open Net's complete system in the following markets:

         Alexandria, Louisiana
         Astoria, Oregon
         Bainbridge, Georgia
         Dallas, Texas
         Houston, Texas
         Lebanon, Missouri
         Macon/Milledgeville, Georgia
         New Orleans, Louisiana
         Poplar Bluff, Missouri
         Port Angeles, Washington
         Portland, Oregon
         Sandpoint, Idaho
         Seattle, Washington
         The Dalles, Oregon

3) Media Entertainment, Inc. hereby agrees to pay the sum of $50,000 per system licensed from Open Net, Inc.; and will pay a customer-maintenance fee of $5.00 per customer, if Media Entertainment, Inc. invokes its "Option" in the markets listed above.

4) In consideration of Open Net's "Option" to Media Entertainment, Inc. hereby makes payment of $50 to Open Net, Inc., thus entering into this agreement.

5) This "Letter of Understanding" shall be binding upon and inure to the benefit of the Parties hereto and the respective successors and assignees.

In witness whereof, the Parties have executed the "Letter of Understanding" as of the date and year first written above.

OPEN NET, INC.                         MEDIA ENTERTAINMENT, INC.
By: /s/ Harry Reed                         By: David M. Loflin
Title: CEO                                     Title: President